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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
AgriBioTech, Inc.:


We consent to the use of our reports related to the consolidated financial statements of AgriBioTech, Inc., the combined financial statements of Germain's, Inc. and W-L Research, Inc., the consolidated financial statements of E.F. Burlingham & Sons and the financial statements of Olsen-Fennell Seeds, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP


Albuquerque, New Mexico
December 12, 1997